Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus, dated April 30, 2025, and included in this Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, File No. 333-280905) of New Age Alpha Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 27, 2024 on the financial statements and financial highlights of Guggenheim Series A (StylePlus—Large Core Series), Series B (Large Cap Value Series), Series D (World Equity Income Series), Series J (StylePlus—Mid Growth Series), Series O (All Cap Value Series), Series Q (Small Cap Value Series), Series V (SMid Cap Value Series), Series X (StylePlus—Small Growth Series) and Series Y (StylePlus—Large Growth Series (nine of the funds constituting Guggenheim Variable Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 30, 2025